UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PEOPLES FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter) Stilwell Value Partners VII, L.P. Stilwell Activist Fund, L.P. Stilwell Activist Investments, L.P. Stilwell Value LLC Joseph Stilwell Peter Prickett
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

On April 19, 2021, Joseph Stilwell and affiliated entities issued a press release relating to Peoples Financial Corporation, a copy of which is filed herewith.

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATING TO THE SOLICITATION BY THE GROUP AND OTHER PARTICIPANTS OF PROXIES FROM THE ISSUER'S SHAREHOLDERS FOR USE AT THE ISSUER'S 2021 ANNUAL MEETING OF SHAREHOLDERS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN OUR PROXY SOLICITATION. OUR DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY HAVE BEEN MAILED TO SHAREHOLDERS OF THE ISSUER AND ARE ALSO AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTPS://WWW.SEC.GOV.

The Stilwell Group Sends Letter to Shareholders of Peoples Financial Corporation and Supplements its Definitive Proxy Statement

NEW YORK, April 19, 2021 /PRNewswire/ -- The Stilwell Group, one of the largest shareholders of Peoples Financial Corporation (the "Corporation") (OTCMKTS: PFBX), beneficially owning approximately 9.93% of PFBX's outstanding shares, today announced that it has delivered a letter to shareholders of the Corporation and filed a supplement to its Definitive Proxy Statement.

The full text of the letter follows:

April 19, 2021

Dear Fellow PFBX Owner,

This is our 71st activist investment.  Win or lose this year, we're here for the duration.  We're after three things:

1.	PFBX has to reach at least average performance, or it should be sold to a better run community bank;

2.	Nepotism ends (does anyone outside the boardroom really want a 4th generation of the same family running our bank?); and

3.	The rewards of ownership go to the owners. In our opinion, what the insiders have returned to the shareholders is shameful -- what they've awarded themselves over the years is grotesque.

Please vote the GREEN card TODAY for our highly qualified nominee, Peter Prickett.

Sincerely,

Megan Parisi
MParisi@StilwellGroup.com
(917) 881-8076

You can vote by telephone, online or by signing and dating the enclosed GREEN proxy card and returning it in the postage-paid envelope.

If you have any questions, require assistance in voting your GREEN proxy card, or need additional copies of our proxy materials, please contact us or Okapi Partners at the phone numbers or email listed below.

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036
+ 1 (212) 297-0720 (Main)
+ 1 (855) 305-0856 (Toll-Free)
Email: info@okapipartners.com

Investor Contact:

The Stilwell Group
Megan Parisi
(917) 881-8076
mparisi@stilwellgroup.com